EXHIBIT 99.1

FOR RELEASE AUGUST 10, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel Reports Second Quarter 2011 Results

THE WOODLANDS, Texas — August 10, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of UniPixel Performance Engineered Films to the touch screen, antenna, flexible printed circuit, lighting and display markets, reported results for the second quarter ended June 30, 2011.

Q2 2011 Operational Highlights

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Completed, on schedule, the installation and qualification of new in-house UniBoss™ mastering equipment, which reduces mastering time to a few hours, versus the previous eight to sixteen weeks. Subsequent to the end of the quarter, the UniBoss™ new roll-to-roll production equipment was also installed and calibrated. A backlog of UniBoss™ qualification product designs are currently being processed and will be shipped in the third quarter to various major OEMs and distribution partners.

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Achieved a breakthrough in UniBoss™ production with a new capability to print very thin, flexible circuits on both sides of a single film simultaneously. This can dramatically reduce the cost of products which can take advantage of double-sided printed circuit film.  This film can produce thinner, lighter and more reliable products, as well as open the door to new design opportunities and applications.

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Signed a joint development agreement with SKYFIBER™, a global leader in Optical Wireless Broadband technology, to help solve the 'last mile' connectivity cost problem in high-speed optical wireless data communications. UniPixel and SKYFIBER will develop the electrical optical polymer materials and device fabrication technology to enable high-performance, ‘free space’ laser communication systems.

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Full production qualified with three manufacturing partners for Diamond Guard™, Finger Print Resistant (FPR) film, and laminating adhesive. Diamond Guard is a newly introduced cover glass replacement film that can also be used as a protective cover film. It is super hard and scratch-resistant, with a glass-equivalent gloss finish, yet very thin, light and flexible.

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Wayne Patterson and Anthony J. LeVecchio joined the company’s board of directors, bringing to UniPixel a wealth of industry-specific experience, leadership and vision, and particularly financial and M&A expertise.

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Appointed Steve Kirchoff as SVP of Sales and Marketing, Tom Camp as SVP of Product Marketing, and Akira Kojima as General Manager of Asia Pacific Sales. All are former Global 100 senior executives with high tech companies. Kirchoff was former President of Fujitsu Consulting and VP of Strategic Marketing for Compaq/HP. Camp was Sr. Director of Product Planning and Strategy at HP. Kojima was the VP of Sales and Marketing for LCD displays at Hitachi.

“The advancement and commercialization of our UniBoss™ Performance Engineered Film technology has been our number one priority and focus over the last two quarters,” said Reed Killion, UniPixel’s President and CEO. “We raised our last round of funding in December 2010 specifically to bring mastering and manufacturing capabilities for our UniBoss™ Performance Engineered Film technology in-house and commercialize the flexible printed circuit products that are enabled by the UniBoss™ manufacturing process.

“In Q2, we achieved this major milestone by completing on schedule and under budget the installation and qualification of new in-house UniBoss™ mastering and production equipment,” said Killion. “This equipment allows us to dramatically accelerate product development by reducing the mastering time and transition to production manufacturing. The completion of the equipment installation and calibration allows us to support the OEMs and distribution partners who have been requesting samples and performance specifications of our UniBoss™ films.

“We have achieved breakthroughs in our Performance Engineered Film technology during the quarter, particularly the new ability to print very thin, flexible circuits on both sides of the base film simultaneously. We are continuing our focus on commercializing the most expansive and higher margin flexible electronics OEM market for our UniBoss™ products,” continued Killion. “Although the sales of our Protective Cover Film products have not met our revenue expectations, we have been able to advance the UniBoss™ technology rapidly by leveraging our advancements in protective cover film products, including Anti-Glare, Finger Print Resistant and Diamond Guard films. The development and production qualification of those films has enhanced our knowledge of adhesive, mastering, and surface chemistry processes. In the process of working to commercialize protective cover films we found it has proven very beneficial in developing and commercializing our UniBoss™ technology and manufacturing process.

“With the deployment of our in-house mastering and production equipment, we are preparing to produce and ship samples of our UniBoss™ flexible printed circuits to OEMs, Original Design Manufacturers (ODMs), and distributors during the third quarter. We believe this technology can substantially reduce the cost of OEM products while increasing the performance metrics. The UniBoss™ technology also introduces new design options for existing products.”

Dr. Robert Petcavich, the company’s senior VP and Chief Technology Officer, commented: “In Q2, we qualified three third-party manufacturers for our Performance Engineered Films to complement our in-house production capacity. This demonstrates to our potential OEM clients that we have the capacity to meet their immediate production demands upon a design win.”

The company is currently working through a backlog of patent filings for its performance films. UniPixel is also preparing to showcase its UniBoss™ technology at the 2011 Flat Panel Display conference being held in Yokohama, Japan at the end of October, where it will have interactive prototypes on display.

“We are also seeing substantial opportunity for offering Diamond Guard as a cover glass replacement option given its obvious advantages, as well as offering Diamond Guard integrated with our UniBoss™ film products,” added Petcavich. “We plan to begin shipping design samples to several OEMs and ODM in the third quarter, as we follow a clear path ahead for UniBoss™ commercialization.”

The company is currently executing on its commercialization schedule, starting from establishing UniPixel’s production process, OEM/ODM sampling, and leading to prototyping, design wins, qualification and mass production. UniPixel has made available, via its website, a technical datasheet for its UniBoss™ performance film product. To learn more about the company’s current path to design wins based on UniBoss™, you are encouraged to participate on today’s conference call by following the dial-in or webcast instructions below.

Q2 2011 Financial Summary
Revenues in the second quarter 2011 totaled $138,000, an increase of 252% from $39,000 in the same period a year ago. Revenue for these periods was primarily related to engineering services, as well as the sale of the company’s thin film product.

Selling, general and administrative expenses in the second quarter 2011 totaled $932,000, an increase from $554,000 in the same year-ago quarter. The increase in SG&A expenses was primarily due to the issuance of stock options to employees and the related increase in stock compensation expense during the second quarter of 2011.

Operating loss in the second quarter of 2011 was $1.7 million, compared to $1.2 million in the same year-ago period. Net loss was $1.7 million or $(0.24) per share in the second quarter of 2011, versus net income of $676,000 or $0.19 per share in the prior year quarter, which included $2.3 million from sale of the company’s intellectual property to Rambus.

Cash and cash equivalents totaled $9.6 million at June 30, 2011, compared to $11.0 million at March 31, 2011. The decrease in cash was primarily due to an increase in research and development expense.

Conference Call
UniPixel will hold a conference call later today, Wednesday, August 10, 2011 to discuss these results. UniPixel’s President and CEO Reed Killion and CFO Jeffrey Tomz will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the UniPixel conference call and provide the conference ID below:

Dial-In Number: 1-877-941-4774
International: 1-480-629-9760
Conference ID#: 4461497

The conference call will be broadcasted simultaneously on the company's Web site at www.unipixel.com and also available by clicking here. For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until September 10, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4461497

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Performance Engineered Films to the Lighting & Display, and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. UniPixel’s newly developed UniBoss™ roll-to-roll or continuous flow printed electronics manufacturing process offers high fidelity replication of surface micro structures, advanced micro-optic structures, and conductive elements on thin film. UniPixel can provide these film-based solutions with high fidelity at a lower cost than traditional means available today. UniPixel’s strategy is to develop proprietary Performance Engineered Films for applications in large established markets that are susceptible to technology disruption and can potentially deliver UniPixel high profit growth. The company plans to sell its films for applications, such as, protective cover film, antennas, touch panel sensors, custom circuitry, etc. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. We are currently shipping protective cover films for personal devices. The company’s strategy is to sell its printed film-based products under the UniPixel label, private labels, and through Original Equipment Manufacturers (“OEM”) brands. UniPixel sells its films under the Clearly Superior™ or Diamond Guard™ brand, as well as private label and OEM. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeffrey Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,587,847	$13,049,446
Accounts receivable, net	51	77,889

Total current assets	9,587,898	13,127,335

Property and equipment, net of accumulated depreciation of $1,715,349 and $1,543,839, at June 30, 2011 and December 31, 2010, respectively	1,324,487	70,734
Restricted cash	17,439	17,439

Total assets	$10,929,824	$13,215,508

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$64,742	$341,541
Deferred revenue	—	85,906

Total current liabilities	64,742	427,447

Total liabilities	64,742	427,447

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,142,307 shares issued and outstanding at June 30, 2011 and 7,131,890 shares issued and outstanding at December 31, 2010	7,142	7,132
Additional paid-in capital	69,405,424	66,507,247
Accumulated deficit	(58,547,484)	(53,726,318)

Total shareholders’ equity	10,865,082	12,788,061

Total liabilities and shareholders’ equity	$10,929,824	$13,215,508

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,
	2011	2010

Revenue	$137,978	$39,228

Cost of revenues	36,313	—

Gross margin	101,665	39,228

Selling, general and administrative expenses	932,234	554,049
Research and development	901,851	640,316

Operating loss	(1,732,420)	(1,155,137)

Other income (expense)
Gain on sale of intellectual property	—	2,088,835
Debt issuance expense	—	(179,434)
Interest income (expense), net	3,694	(77,964)

Net income (loss)	$(1,728,726)	$676,300

Per share information
Net income (loss) - basic	$(0.24)	$0.19
Net income (loss) - diluted	(0.24)	0.19

Weighted average number of basic common shares outstanding	7,137,041	3,474,285
Weighted average number of diluted common shares outstanding	7,137,041	3,474,285